EXHIBIT 16.1

September 12, 2013

Securities and Exchange Commission

450 5th Street NW

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of MultiCell Technologies, Inc., included under Item 4.01 of Form 8-K, with respect to this firm’s resignation as the registered independent accounting firm of MultiCell Technologies, Inc. that occurred on September 8, 2013.  We agree with the statements made in response to that Item insofar as they relate our firm.

Sincerely,

Hansen, Barnett & Maxwell, PC